EXHIBIT 99.11

February 3, 2004

To:	Participants in the Staten Island Bancorp, Inc.
Employee Stock Ownership Plan

     As described in the attached materials, your voting instructions are being solicited in connection with the proposals to be considered at Staten Island Bancorp, Inc.’s upcoming Special Meeting of Stockholders to be held on March 8, 2004. We hope you will take advantage of the opportunity to direct the manner in which shares of Common Stock of Staten Island allocated to you under the Employee Stock Ownership Plan (“ESOP”) will be voted.

     Enclosed with this letter is the Joint Proxy Statement/Prospectus, which describes the matters to be voted upon, a voting instruction card, which will permit you to vote the shares allocated to you and a return envelope. After you have reviewed the Joint Proxy Statement/Prospectus, we urge you to vote your shares held pursuant to the ESOP by marking, dating, signing and returning the enclosed voting instruction card to the inspector of elections, Registrar & Transfer Company, in the accompanying envelope or you may vote by telephone or via the Internet.

     We urge each of you to vote as a means of participating in the governance of the affairs of Staten Island. If your voting instructions for the ESOP are not received, the shares allocated to your account will not be voted, unless the ESOP trustee determines that it is required to do so in compliance with its fiduciary duties, applicable law or otherwise. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

     Please note that the enclosed material relates only to those shares which have been allocated to your account under the ESOP. You will receive other voting material for those shares owned by you individually and not under the ESOP.

Sincerely,

Harry P. Doherty
Chairman of the Board
and Chief Executive Officer

VOTING INSTRUCTION CARD
THIS VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

STATEN ISLAND BANCORP, INC.

SPECIAL MEETING OF STOCKHOLDERS
March 8, 2004 • 10:00 a.m., Eastern Time

VOTING INSTRUCTION CARD

     The undersigned hereby instructs the Trustee of the trust created pursuant to the Employee Stock Ownership Plan (“ESOP”) of Staten Island Bancorp, Inc. to vote the shares of Common Stock of Staten Island allocated to my account as of January 26, 2004 under the ESOP upon the proposal to be presented at the Special Meeting of Stockholders to be held on Monday, March 8, 2004, at 10:00 a.m., Eastern Time, and any adjournment thereof.

ESOP

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS VOTING INSTRUCTION CARD
PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR
VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

- FOLD AND DETACH HERE -

STATEN ISLAND BANCORP, INC. — SPECIAL MEETING, MARCH 8, 2004

YOUR VOTE IS IMPORTANT!

     You can vote in one of three ways:

1.	Call toll free 1-866-358-4699 on a Touch Tone telephone anytime prior to 12:00 midnight, March 3, 2004. There is NO CHARGE to you for this call.

or

2.	Via the Internet at www.proxyvotenow.com/sib.

or

3.	Mark, sign and date this voting instruction card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

The Board of Directors recommends that you vote “FOR” the Proposal.

Please mark your votes as indicated in this example	☒

     Proposal to adopt the Agreement and Plan of Merger, dated as of November 24, 2003, by and between Independence Community Bank Corp. and Staten Island Bancorp, Inc. pursuant to which, among other things, Staten Island will merge with and into Independence.

For	Against	Abstain
☐	☐	☐

ESOP

     Please sign this voting instruction card exactly as your name(s) appear(s) on this card. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.

     The undersigned hereby acknowledges receipt of Notice of the Special Meeting and the accompanying proxy statement/prospec- tus and other materials prior to signing this card.

Please be sure to sign and date this Voting Instruction Card in the box below	Date

                   Shareholder sign above                   Co-holder (if any) sign above

*** IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW ***

- FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL -

INSTRUCTIONS FOR VOTING YOUR VOTING INSTRUCTION CARD

Stockholders of record have three ways to vote:
1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 12:00 midnight, March 3, 2004. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 12:00 midnight, March 3, 2004. 1-866-358-4699	Vote by Internet Prior to 12:00 midnight, March 3, 2004, go to www.proxyvotenow.com/sib

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

Your vote is important!